UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PRIMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED APRIL 1, 2020

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

April 6, 2020

On April 1, 2020, Primerica, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) relating to its annual meeting of stockholders to be held on May 13, 2020 (including any adjournments or postponements thereof, the “Annual Meeting”). The Company wishes to amend and restate certain sections of the Proxy Statement relating to voting on Proposals 2, 3 and 4 as follows.

Amended and Restated Section on Page 8 Under “Matters to be Voted On”:

Proposal 2:

Advisory Vote on Executive Compensation (Say-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers as described in this Proxy Statement.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

Amended and Restated Section on Page 9 Under “Matters to be Voted On”:

Proposal 3:

Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan

•

What am I voting on? The Board is asking our stockholders to approve the Primerica, Inc. 2020 Omnibus Incentive Plan. The Second Amended and Restated Primerica, Inc. 2020 Omnibus Incentive Plan expired on April 1, 2020 in accordance with its terms.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

Amended and Restated Section on Page 16 Under “Matters to be Voted On”:

Proposal 4:

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

•

What am I voting on? The Board is asking our stockholders to ratify the selection by the Audit Committee of our Board (the “Audit Committee”) of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ended December 31, 2020 (“fiscal 2020”).

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

Amended and Restated Sections on Page 95 Under “Information About Voting and the Annual Meeting”:

Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay)

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstentions will have the same effect as a vote against this proposal. This is an advisory vote and is therefore not binding.

Proposal 3: Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstentions will have the same effect as a vote against this proposal.

Proposal 4: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

This proposal requires approval by the holders of at least a majority of shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstentions will have the same effect as a vote against this proposal.

Amended and Restated Section on Page 98 Under “Information About Voting and the Annual Meeting”:

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then: (i) abstentions will have no impact on the outcome of the vote with respect to Proposal 1 (election of directors); and (ii) abstentions will have the same effect as a vote against Proposal 2 (Say-on-Pay), Proposal 3 (approval of the 2020 Plan), and Proposal 4 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020).

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If you have already returned your proxy card or voted your proxy by telephone or over the Internet and would like to change your vote on any matter, then you may revoke your proxy by: (i) voting again using the Internet or by telephone prior to the Annual Meeting; (ii) signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting at that time.

This Supplement to the Proxy Statement (this “Supplement”) is being released on or about April 6, 2020, and should be read in conjunction with the Proxy Statement. To the extent that information in this Supplement differs from or is inconsistent with information contained in the Proxy Statement, the information in this Supplement shall modify and supersede the information in the Proxy Statement; otherwise, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement.

The Board continues to recommend that you vote “FOR” Proposals 1, 2, 3 and 4.

By Order of Our Board of Directors,

STACEY K. GEER

Chief Governance Officer and Corporate Secretary

Duluth, Georgia